EXHIBIT 16.1

BDO	BDO Shanghai Zhonghua
Certified Public Accountants

12th Floor Ocean Towers
550 Yanan Road (East)
Shanghai 200001 P.R. China
Tel: 86-21-63525500
Fax: 86-21-63525566

August 2, 2006

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on August 2, 2006, to be filed by our former client, Intra-Asia Entertainment Corporation. We agree with the statements made in the response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO SHANGHAI ZHONGHUA

BDO Shanghai Zhonghua